As filed with the Securities and Exchange Commission on November 1, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENABLE IPC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Jurisdiction of Incorporation or Organization)	38-3718471 (I.R.S. Employer Identification Number)

25520 Avenue Stanford

Suite 311

Valencia, California 91355

(661) 775-9273

(Address, including zip code, and telephone number, including area code,

of the registrant’s principal executive offices)

David A. Walker

Chief Executive Officer

Enable IPC Corporation

25520 Avenue Stanford

Suite 311

Valencia, California 91355

(661) 775-9273

 (Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copy to:

Cathryn S. Gawne, Esq.

Hopkins & Carley, A Law Corporation

70 S. First Street

San Jose, California 95113

(408) 286-9800

(408) 938-6281 (facsimile)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value	10,000,000	$0.32	$3,200,000	$98.24

(1)

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II – REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Item 3.

Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

(a)

The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007, filed on June 18, 2007 (File No. 000-51590);

(b)

The Registrant’s definitive Proxy Statement, dated June 22, 2007, for its 2007 Annual Meeting of Stockholders, filed on June 22, 2007 (File No. 000-51590);

(c)

The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, filed on August 14, 2007 (File No. 000-51590);

(d)

The Registrant’s Current Report on Form 8-K filed on May 23, 2007 (File No. 000-51590);

(e)

The Registrant’s Current Report on Form 8-K filed on May 7, 2007 (File No. 000-51590);

(f)

The Registrant’s Current Report on Form 8-K filed on April 24, 2007 (File No. 000-51590);

(g)

The Registrant’s Current Report on Form 8-K filed on April 2, 2007 (File No. 000-51590);

(h)

The description of the Registrants’ Common Stock contained in Registrant’s Registration Statement on Form SB-2 (File No. 333-144668) filed on July 18, 2007, as amended by Form SB-2/A, filed on September 14, 2007 (File No. 333-144668) with the Commission under the Securities Act of 1933, as amended (the “Act”), including any amendment or report filed for the purpose of updating such description; and

(i)

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 4 .

Description of Securities

Not applicable.

Item 5.

Interests of Named Experts and Counsel

Not applicable.

Item 6.

Indemnification of Directors and Officers

Article VI of the Registrant’s Certificate of Incorporation provides, among other things, that the directors of Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:  (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders;  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock purchase or redemption by the Registrant; or (iv) for any transaction from which such director derived any improper personal benefit.  Accordingly, the directors of the Registrant may have no liability to its stockholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the stockholders.  Section 6.1 of the Registrant’s Bylaws also provides that the officers and directors of Registrant shall be indemnified and held harmless by Registrant to the fullest extent permitted by the provisions of the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.

Exemption from Registration Claimed

Not applicable.

Item 8.

Exhibits

Exhibit Number	Description
4.1	Certificate of Incorporation (Incorporated by reference as Exhibit 3.1 of the Registrant’s Form SB-2 Registration Statement filed on June 3, 2005)
4.2	Bylaws (Incorporated by reference as Exhibit 3.2 of the Registrant’s Form SB-2 Registration Statement filed on June 3, 2005)
4.3	Enable IPC Corporation 2007 Stock Incentive Plan
5.1	Opinion of Hopkins & Carley, A Law Corporation
23.1	Consent of L.L. Bradford & Company, LLC
23.2	Consent of Hopkins & Carley, A Law Corporation (contained in Exhibit 5.1)

Item 9.

Undertakings

The undersigned Registrant hereby undertakes that it will:

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Valencia, State of California, on November 1, 2007.

Enable IPC Corporation
A Delaware corporation

By:

/s/ David A. Walker

David A. Walker

Chief Executive Officer and a Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David A. Walker
David A. Walker	Chief Executive Officer and a Director	November 1, 2007
/s/ Anna Rhee
Anna Rhee	Chief Financial Officer (Principal Financial and Accounting Officer)	November 1, 2007

Dr. Mark A. Daugherty	Chief Technical Officer and a Director	_________, 2007
/s/ Daniel Teran, CPA
Daniel Teran, CPA	Director	November 1, 2007

Jin Suk Kim	Director	_________, 2007

Philip Verges	Director	_________, 2007
/s/ Cathryn S. Gawne
Cathryn S. Gawne	Director	November 1, 2007
/s/ Timothy Lambirth
Timothy Lambirth	Director	November 1, 2007